UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 6, 2013

PARKERVISION, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-22904	59-2971472
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7915 Baymeadows Way, Jacksonville, Florida	32256
(Address of Principal Executive Offices)	(Zip Code)

(904) 732-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

The disclosure under Item 8.01 is incorporated herein by reference to the extent required.

Item 8.01.	Other Events.

On August 6, 2012, ParkerVision, Inc. (the “Company”) consummated the sale of an aggregate of 3,681,573 shares (the “Shares”) of its common stock, par value $0.01 per share (“Common Stock”), pursuant to a securities purchase agreement (the “Purchase Agreement”), dated August 1, 2013, between the Company and the purchasers identified on the signature pages thereto (the “Investors”). The Shares were sold at a price of $3.80 per Share for gross proceeds of $13,989,977. Craig-Hallum Capital Group LLC and Ladenburg Thalmann & Co. Inc. (the “Placement Agents”) acted as co-placement agents for the sale of the Shares. The Placement Agents received a commission equal to 6.0% of gross proceeds, or an aggregate of $839,399, and were reimbursed for $45,000 of their out of pocket expenses. The sale of the Shares generated total net proceeds, after payment of the estimated offering expenses, of approximately $13.0 million.

At the closing, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of August 6, 2013, with the Investors. The Registration Rights Agreement is described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 2, 2013, and such description is incorporated herein by reference.

The press release announcing the consummation of the sale of the Shares is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)        Exhibits:

Exhibit No.	Description

99.1	Press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 7, 2013

PARKERVISION, INC.

By:	/s/ Cynthia Poehlman
Cynthia Poehlman
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release.